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                                                                    Exhibit 99.4

             INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANTS
                             FROM BENEFICIAL OWNER
                      WITH RESPECT TO THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by Telemundo Holdings, Inc. with respect to its Old Notes.

   This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

   The aggregate principal amount at maturity of the Old Notes held by you for the account of the undersigned is (fill in amount):

                           $ __________________________________________________
                        of the Unregistered 1998 Notes

                           $ __________________________________________________
                         of the Registered 1998 Notes

                           $ __________________________________________________
                        of the Unregistered 2001 Notes

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    [_]To TENDER the following Old Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Old Notes to be tendered, in integral multiples of $1,000):

                           $ __________________________________________________
                        of the Unregistered 1998 Notes

                           $ __________________________________________________
                         of the Registered 1998 Notes

                           $ __________________________________________________
                        of the Unregistered 2001 Notes

    [_]NOT to tender any Old Notes held by you for the account of the undersigned.

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   If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                   SIGN HERE

Name of beneficial owner(s): __________________________________________________

Signature(s): _________________________________________________________________

Name(s) (please print): _______________________________________________________

Address: ______________________________________________________________________

Telephone Number: _____________________________________________________________

Taxpayer Identification or Social Security Number(s): _________________________

Date: _________________________________________________________________________

   None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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